                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 11-K


                                    ANNUAL REPORT
                           PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

(Mark One)
  /X/ ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
          FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

                                          OR

  / / TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


                            COMMISSION FILE NUMBER 0-12207


                          PEGASUS GOLD EMPLOYEE SAVINGS PLAN
                               (Full title of the Plan)


                                  PEGASUS GOLD INC.
             (Name of issuer of the securities held pursuant to the Plan)


                          601 WEST FIRST AVENUE, SUITE 1500
                              SPOKANE, WASHINGTON 99204
                       (Address of principal executive office)

                         PEGASUS GOLD EMPLOYEE SAVINGS PLAN
                           FORM 11-K - DECEMBER 31, 1995

                          FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements:

     Report of Independent Accountants

     Statements of Net Assets Available for Benefits at December 31, 1995, and 1994

     Statements of Changes in Net Assets Available for
     Benefits for the year ended December 31, 1995

     Notes to Financial Statements

Schedules I, II, and III are omitted, since all required information is included in Notes 6, 8, and 9 to the Financial Statements included herein.

(b)  Exhibits:

     Consent of Independent Public Accountants for incorporation by reference of their opinion in Form S-8.

                          PEGASUS GOLD EMPLOYEE SAVINGS PLAN
                            FORM 11-K - DECEMBER 31, 1995


                                      SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                         PEGASUS GOLD EMPLOYEE SAVINGS PLAN





Date: /s/  June 28, 1996      By:    /s/ Phillips S. Baker, Jr.
     --------------------          ---------------------------------------------
                                   Phillips S. Baker, Jr.
                                   Trustee
                                   Pegasus Gold Employee Savings Plan

                          PEGASUS GOLD EMPLOYEE SAVINGS PLAN

                                      ----------






                                 FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                          PEGASUS GOLD EMPLOYEE SAVINGS PLAN

                                       --------



                                        INDEX




                                                                           PAGES

Financial Statements:

     Report of Independent Accountants . . . . . . . . . .                   2

     Statements of Net Assets Available for Benefits
          as of December 31, 1995 and 1994 . . . . . . . .                   3

     Statement of Changes in Net Assets Available for Benefits
          for the Year Ended December 31, 1995 . . . . . .                   4

     Notes to Financial Statements . . . . . . . . . . . .                  5-17



Supplemental Schedules:

     Item 27a - Schedule of Assets Held for Investment
          Purposes as of December 31, 1995 . . . . . . . .                  18

     Item 27d - Schedule of Reportable Transactions
          for the Year Ended December 31, 1995 . . . . . .                  19

                            [LETTERHEAD]


                 REPORT OF INDEPENDENT ACCOUNTANTS



Administrative Committee and Participants
Pegasus Gold Employee Savings Plan
Spokane, Washington

We have audited the accompanying statements of net assets available for benefits of the Pegasus Gold Employee Savings Plan (the Plan) as of December 31, 1995 and 1994, and the related statement of changes in net assets available for benefits for the year ended December 31, 1995. These financial statements are the responsibility of the Plan's Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Administrative Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.


/s/ Coopers & Lybrand L.L.P.


Oakland, California
April 19, 1996

                 PEGASUS GOLD EMPLOYEE SAVINGS PLAN
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                     December 31, 1995 and 1994

                            -----------



                     ASSETS                              1995           1994
                                                     -------------  ------------

Interest bearing cash and money market deposits         $380,480        $82,167
                                                     -------------  ------------
Investments, at fair value:
  Certificates of deposit                                 63,325         61,748
  U.S. Government securities                           1,205,735        539,520
  Collective trust                                     3,952,455      7,634,767
  Registered investment companies                     11,155,404      3,648,557
  Common stock of the Employer's parent company        1,118,752        682,192
  Participant notes receivable                         1,351,417      1,236,163
                                                     -------------  -----------
       Total investments                              18,847,088     13,802,947
                                                     -------------  -----------
Contributions receivable:
  Employer                                                70,183        135,138
  Participants                                           263,306        301,144
                                                     -------------  -----------
      Total contributions receivable                     333,489        436,282
                                                     -------------  -----------
        Total assets                                  19,561,057     14,321,396
                                                     -------------  -----------

                     LIABILITIES

Accrued liabilities                                        2,638          1,676
                                                     -------------  -----------
      Total liabilities                                    2,638          1,676
                                                     -------------  -----------
        Net assets available for benefits            $19,558,419    $14,319,720
                                                     -------------  -----------
                                                     -------------  -----------


The accompanying notes are an integral part of these financial statements.

                 PEGASUS GOLD EMPLOYEE SAVINGS PLAN
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                for the year ended December 31, 1995

                             ---------



Additions to net assets attributed to:
  Interest and dividend income                                       $1,024,507
  Net appreciation in fair value of investment funds                  1,663,523
  Net appreciation in fair value of investments in common stock
      of the Employer's parent company                                  229,758
                                                                    -----------
                                                                      2,917,788
                                                                    -----------
Contributions:
  Employer                                                              882,001
  Participants                                                        2,449,688
                                                                    -----------
      Total contributions                                             3,331,689
Transfers in from other plans                                           182,318
                                                                    -----------
                                                                      3,514,007
                                                                    -----------
      Total additions                                                 6,431,795
                                                                    -----------
Deductions from net assets attributed to:
  Benefits paid to participants                                         635,716
  Transfers out to other plans                                          557,380
                                                                    -----------
      Total deductions                                                1,193,096
                                                                    -----------
        Net increase                                                  5,238,699
Net assets available for benefits:
  Beginning of year                                                  14,319,720
                                                                    -----------
  End of year                                                       $19,558,419
                                                                    -----------
                                                                    -----------


The accompanying notes are an integral part of these financial statements.

                 PEGASUS GOLD EMPLOYEE SAVINGS PLAN
                   NOTES TO FINANCIAL STATEMENTS

                              --------


1.    DESCRIPTION OF PLAN:

      The following description of the Pegasus Gold Employee Savings Plan (the
      Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

      GENERAL:

      The Plan is a defined contribution profit sharing and salary reduction plan (under Internal Revenue Code Section 401(k)) covering all full-time employees of Pegasus Gold Corporation, its subsidiaries and affiliated companies (Employer) who have completed one-half year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

      The Plan is administered by the Employer, through a committee of four executive officers of the Employer who are trustees for the Plan (Administrative Committee). Merrill Lynch, Pierce, Fenner & Smith Inc. (Merrill Lynch) is the Plan's investment advisor and custodian of the Plan's investments.

      CONTRIBUTIONS:

      Participation is voluntary. Participating employees may make contributions of up to 12% of their annual gross compensation. During 1995, a participating employee's annual before-tax contribution was limited to $9,240. The Employer contributes an amount equal to 50% of the employee's regular contribution, up to a maximum of 6% of the employee's annual gross compensation. Participants may also contribute to the Plan amounts previously contributed to another qualified plan.

      Each participating employee may designate the percentage of their total contribution, including the Employer's matching portion, to be invested in the common stock of Pegasus Gold Inc., the Canadian parent company of Pegasus Gold Corporation, or in any of five other investment fund options. Participants may designate between the six investment options in increments of 5%.

      The Employer may contribute additional amounts at its discretion; however, the annual total of the Employer's contribution and 50% of the employee's contribution cannot exceed the lesser of $30,000 or 25% of each employee's annual gross compensation. Forfeitures serve to reduce the Employer's contributions.


                             Continued

      PARTICIPANT ACCOUNTS:

      Separate accounts are maintained for each participant. Each participant's account is directly credited with the participant's contribution and the Employer's matching contribution. Unless otherwise specified, discretionary additional Employer contributions are allocated to each participant's account based on the ratio which that participant's compensation bears to the total compensation of all participants. Net earnings from investments, other than in common stock of the Employer's parent company, including appreciation (depreciation) in fair value, are allocated to each participant's account based on the ratio which the trust fund portion of that participant's account balance bears to the total of the trust fund portion of all participants' account balances. Net earnings from investment in common stock of the Employer's parent company, including appreciation (depreciation) in fair value, are allocated to each participant's account based on the actual number of shares of such common stock included therein.

      Participants have the option of periodically converting the common stock portion of their account into one of the trust funds, or vice versa, at the then current fair value of the stock.

      VESTING:

      The Plan offers full and immediate vesting of the employee contribution portion of each participant's account. Participants joining the Plan vest progressively in the Employer contribution portion of their account at the rate of 25% per ensuing year of service.


                             Continued

     PAYMENT OF BENEFITS:

     A participant's account balance may be withdrawn under any of the following circumstances:

     -   Attainment of age 59-1/2.

     - Retirement (allowed at the age of 55 if five years of service have been rendered, otherwise at the normal retirement age of 65).

     - Death (vested account balance is paid to a designated beneficiary).

     -   Termination of employment.

     -   Permanent and total disability.

     Distribution of benefits will generally be in the form of a lump-sum cash payment. Participants may elect to receive the Pegasus Gold Inc. common stock portion of their account in either actual shares of stock or a cash payment equal to the then current fair value of the stock. Participants or their beneficiaries may elect to maintain their accounts with the Plan even though such amounts may otherwise be withdrawn.

     PARTICIPANT NOTES RECEIVABLE:

     At the discretion of the Administrative Committee, participants who have been part of the Plan for at least one year may borrow from their account up to the lesser of 50% of their vested account balance or $50,000. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Participant Notes account. The loans bear interest at the prime rate plus 2%, have a repayment term of up to five years and are secured by the balance in the participant's account. Principal and interest are paid ratably through periodic payroll deductions.


                             Continued

2.   SIGNIFICANT ACCOUNTING POLICIES:

     BASIS OF ACCOUNTING:

     The financial statements of the Plan are prepared under the accrual basis of accounting in accordance with generally accepted accounting principles.

     ACCOUNTING ESTIMATES AND ASSUMPTIONS:

     The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of changes in net assets during the reporting period. Actual results could differ from those estimates.

     INVESTMENT VALUATION AND INCOME RECOGNITION:

     The Plan's investments are stated at fair value. Shares and units in investment funds are valued at quoted market prices which represent the net asset value of the shares or units held by the Plan at year-end.
     The investment in Pegasus Gold Inc. common stock is valued at its quoted market price. Participant notes receivable are valued at cost which approximates fair value.

     Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

     The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.


                             Continued

     PAYMENT OF BENEFITS:

     Amounts allocated to accounts of participants who have elected to withdraw from the Plan but have not been paid as of year-end are included in net assets available for benefits.

     RECLASSIFICATIONS:

     Certain reclassifications have been made to the 1994 financial statements to conform to the 1995 presentation with no effect on net assets available for benefits as previously reported.


3.   RELATED PARTY TRANSACTIONS:

     Certain Plan investments are units in investment funds managed by Merrill Lynch. Merill Lynch is the Plan's investment advisor and custodian and, therefore, these transactions qualify as party-in-interest.


4.   PLAN TERMINATION:

     Although the Employer has not expressed any intent to do so, it has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to ERISA provisions. In the event of Plan termination, all accumulated plan benefits will be fully vested and will be distributed to participants based on their respective account balances.


                             Continued

5.   TAX STATUS:

  The Internal Revenue Service has determined and informed the Employer by a letter dated February 5, 1993, that the Plan and related trust are designed in accordance with Sections 401(a) and 401(k) of the Internal Revenue Code
  (IRC) and is therefore considered to be tax exempt from federal income taxes under Section 501(a). In October 1993, the Plan was amended to increase the percentage from 10% to 12% of gross annual compensation that participating employees may contribute. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


                             Continued

6.   INVESTMENTS:

     Investments at December 31, 1995 and 1994, are comprised of the following:

                                                Fair        Number
                                               Value         of               Fair
                                              Per Unit      Units             Value
                                            ------------  ----------       ----------
   1995:

 Guaranteed Fund:
   Certificates of deposit                 $1.0153         62,373             $63,325
   Zero Coupon U.S. Treasury Bonds:
     TIGR Series 19                         0.9816          9,172               9,004
     TIGR Series 23                         0.9816         22,931              22,509
     COGR Series 1                          0.8822         34,855              30,751
     COGR Series 1                          0.9559        169,920             162,422
     Coupon Treasury Shares                 0.9553        402,627             384,623
     Treasury Strips                        0.9329        639,322             596,426
                                                                          -----------
                                                                            1,205,735
   Merrill Lynch Retirement
   Preservation Trust                       1.0000      3,952,455           3,952,455
                                                                          -----------
                                                                            5,221,515
                                                                          -----------
 Balanced Fund:
   Income Fund of America                   15.8700       213,679           3,391,085
                                                                          -----------
 Moderate Risk Growth Fund:
   Oppenheimer Total Return Fund -
     Class A                                 9.3500       417,556           3,904,149
                                                                          -----------
 International Growth Fund:
   Templeton Developing Markets Trust       13.0097        29,025             377,612
   Templeton Foreign Fund                    9.1798       123,989           1,138,199
                                                                          -----------
                                                                            1,515,811
                                                                          -----------
 Aggressive Growth Fund:
   Delaware Group Trend Fund                15.7899        148,472          2,344,359
                                                                          -----------
 Pegasus Stock Fund:
   Common stock held in Pegasus
     Gold Inc.                              13.8748         80,632           1,118,752
                                                                           -----------
  Participant notes receivable               1.0000      1,351,417           1,351,417
                                                                           -----------
                                                                           $18,847,088
                                                                           -----------
                                                                           -----------

                             Continued

                                                Fair        Number
                                               Value         of          Fair
                                              Per Unit      Units        Value
                                            ------------  ----------  ----------

  1994:
  Guaranteed Fund:
    Certificates of deposit                    $0.9800         62,861     $61,748
    Zero Coupon U.S. Treasury Bonds:
      TIGR Series 19                            0.9046          9,244       8,362
      TIGR Series 23                            0.9047         23,111      20,908
      COGR Series 1                             0.7696         35,128      27,036
      COGR Series 1                             0.8682        171,249     148,682
      Coupon Treasury Shares                    0.8691        384,906     334,532
                                                                     ------------
                                                                          539,520
  Merrill Lynch Retirement Preservation
    Trust                                       1.0000    3,648,557     3,648,557
                                                                     ------------
                                                                        4,249,825
                                                                     ------------
  Balanced Fund:
    Phoenix Balanced Fund                     14.8300       164,055     2,432,934
                                                                     ------------
  Moderate Risk Growth Fund:
    Oppenheimer Total Return Fund - Class A    7.8000       383,776     2,993,454
                                                                     ------------
  International Growth Fund:
     Templeton Developing Markets Trust       13.4200        21,447       287,825
     Templeton Foreign Fund                    8.8200       101,582       895,957
                                                                     ------------
                                                                        1,183,782
                                                                     ------------
  Aggressive Growth Fund:
     Delaware Group Trend Fund                11.7500        87,200     1,024,597
                                                                     ------------
  Pegasus Stock Fund:
     Common stock held in Pegasus Gold Inc.   11.3750        59,973       682,192
                                                                     ------------
  Participant notes receivable                 1.0000     1,236,163     1,236,163
                                                                     ------------
                                                                      $13,802,947
                                                                     ------------
                                                                     ------------

                             Continued

    All earnings on the investment funds are reinvested in and credited to each fund monthly. These earnings include interest, dividends, and appreciation (depreciation) in fair value. The Guaranteed Fund is a low-risk fund consisting primarily of high-quality fixed income investment vehicles. The Balanced Fund seeks reasonable income, and capital conservation and growth while maintaining a moderate level of risk by investing in equity, debt, and money market instruments.
    Effective January 1, 1994, three new investment fund options were made available to participants. The objective of the Moderate Risk Growth
    Fund is total return through investment in common stocks and their equivalents. The International Growth Fund seeks long-term capital growth through investment in any class of securities, but primarily common stocks. The Aggressive Growth Fund seeks capital appreciation through investment in common stocks with a low market capitalization which may include OTC issues and stock of less well-seasoned, higher risk companies.

7.    ADMINISTRATIVE EXPENSES:


    All costs associated with administering the Plan, totalling $63,429 and $58,509 in 1995 and 1994, respectively, are paid directly by Pegasus Gold Corporation.


                             Continued

8.    NET ASSETS AVAILABLE FOR BENEFITS BY INVESTMENT TYPE:

    At December 31, 1995 and 1994, net assets available for benefits were held in the following participant-designated investment types:


                                                           Moderate
                                                             Risk   International Aggressive   Pegasus
                                  Guaranteed   Balanced     Growth      Growth      Growth      Stock      Participant
                                     Fund        Fund        Fund        Fund        Fund        Fund         Notes       Total
                                  ----------  ----------  ----------   ---------  ----------  ----------   ----------- -----------
  DECEMBER 31, 1995:

 ASSETS

  Interest bearing cash and money
     market deposits                         -    $87,673     $260,582     $31,593        $614         $18            -    $380,480
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------
  Investments, at fair value:
    Certificates of deposit             63,325           -           -           -           -           -            -      63,325
    U.S. Government securities       1,205,735           -           -           -           -           -            -   1,205,735
    Collective trust                 3,952,455           -           -           -           -           -            -   3,952,455
 Registered investment
   companies                                 -   3,391,089   3,904,145   1,515,811   2,344,359           -            -  11,155,404
 Common stock of the
   Employer's parent company                 -           -           -           -           -   1,118,752            -   1,118,752
 Participant notes receivable                -           -           -           -           -           -    1,351,417   1,351,417
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------
     Total investments               5,221,515   3,391,089   3,904,145   1,515,811   2,344,359   1,118,752    1,351,417  18,847,088
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------
  Contributions receivable:
 Employer                              18,037       7,653       8,757       13,036      16,851       5,849            -      70,183
 Participants                          98,391      33,820      46,750       18,242      56,466       9,637            -     263,306
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------
     Total contributions
       receivable                      116,428      41,473      55,507      31,278      73,317      15,486            -     333,489
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------

         Total assets                5,337,943   3,520,235   4,220,234   1,578,682   2,418,290   1,134,256    1,351,417  19,561,057
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------

  LIABILITIES

  Accrued liabilities                    1,126         433         517         169         266         127            -       2,638
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------
     Total liabilities                   1,126         433         517         169         266         127            -       2,638
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------
       Net assets available
         for benefits

                                    $5,336,817  $3,519,802  $4,219,717  $1,578,513  $2,418,024  $1,134,129   $1,351,417 $19,558,419
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------- -----------


                                               Moderate                                                     Short-
                                                 Risk    International  Aggressive   Pegasus                 Term.
                      Guaranteed   Balanced     Growth      Growth        Growth      Stock     Participant Invest.
                         Fund        Fund        Fund        Fund          Fund        Fund       Notes     Account   Total
                      ---------- ----------   ---------- -------------  ----------   --------   ----------  ------- -----------

    DECEMBER 31, 1994:


             ASSETS

Interest bearing cash
    and money market
    deposits                $264    $22,358      $23,947       $23,013      $5,773     $5,928        -         884      $82,167
                      ---------- ----------   ---------- -------------  ----------   --------   ----------  ------- -----------
Investments, at fair
    value:
   Certificates of
     deposit              61,748       -            -            -             -          -           -        -          61,748
   U.S. Government                     -            -            -             -          -           -        -
    securities           539,520                                                                                         539,520
   Collective trust    3,648,557       -            -            -             -          -           -        -      13,648,557
   Registered
    investment
       companies                  2,432,934    2,993,454    1,183,782    1,024,597        -           -        -       7,634,767
   Common stock of the
    Employer's parent
     company              -            -            -            -             -       682,192        -        -         682,192
   Participant notes
    receivable            -            -            -            -                 -          -  $1,236,163    -       1,236,163
                      ----------  ----------   ---------- -------------   ----------   --------   ----------  ------- ----------
    Total investments  4,249,825   2,432,934    2,993,454    1,183,782    1,024,597    682,192    1,236,163    -      1,380,2947
                      ----------  ----------   ---------- -------------   ----------   --------   ----------  ------- ----------
Contributions receivable:
   Employer               30,625      21,788       30,330       21,164       21,744      9,487       -         -         135,138
 Participants             96,429      44,469       82,588        3,727       58,462     16,353       -        (884)      301,144
                      ----------  ----------   ---------- -------------   ----------   --------   ----------  ------- ----------
       Total
         contributions
        receivable       127,054      6,6257      112,918        24,891       80,206     25,840      -        (884)      436,282
                      ----------  ----------   ---------- -------------   ----------   --------   ----------  ------- ----------

         Total assets  4,377,143   2,521,549    3,130,319     1,231,686    1,110,576    713,960    1,236,163   -      14,321,396
                      ----------  ----------   ---------- -------------   ----------   --------   ----------  ------- ----------

         LIABILITIES

Accrued liabilities          436         284          386           201          235        134       -        -           1,676
                      ----------  ----------   ---------- -------------   ----------   --------   ----------  ------- ----------
  Total liabilities         436          284          386          201           235        134       -        -           1,676
                      ----------  ----------   ---------- -------------   ----------   --------   ----------  ------- ----------
    Net assets
     available for
     benefits         $4,376,707  $2,521,265   $3,129,933    $1,231,485   $1,110,341   $713,826   $1,236,163    -    $14,319,720
                      ----------  ----------   ---------- -------------   ----------   --------   ----------  ------- ----------
                      ----------  ----------   ---------- -------------   ----------   --------   ----------  ------- ----------

9.    CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY INVESTMENT TYPE:

      During the year ended December 31, 1995, the changes in net assets available for benefits by participant-designated investment types were as follows:



                                                           Moderate
                                                           Risk   International Aggressive   Pegasus
                                 Guaranteed   Balanced     Growth      Growth      Growth      Stock      Participant
                                   Fund        Fund        Fund        Fund        Fund        Fund         Notes       Total
                                 ----------  ----------  ----------   ---------  ----------  ----------   ----------- -----------

Additions to net assets
  attributed to:
  Interest and dividend income        $222,673    $165,711    $320,978     $87,249    $116,196        $218    $111,482  $1,024,507
Net appreciation in fair value
  of investment funds                   98,010     461,639     616,280      28,398     459,196           -           -   1,663,523
Net appreciation in fair
  value of investments in stock
  of the Employer's parent company           -           -           -           -           -     229,758           -     229,758
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
                                       320,683     627,350     937,258     115,647     575,392     229,976     111,482   2,917,788
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
Contributions receivable:
  Employer                             649,201     371,959     516,132     324,232     386,937     201,227           -   2,449,688
  Participants                         243,988     139,470     185,001     110,070     123,330      80,142           -     882,001
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
    Total contributions                893,189     511,429     701,133     434,302     510,267     281,369           -   3,331,689
Transfers in from other plans           20,342      30,795      37,950      36,283      56,948           -           -     182,318
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
    Total additions                  1,234,214   1,169,574   1,676,341     586,232   1,142,607     511,345     111,482   6,431,795
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
Deductions from net assets
  attributed to:
  Benefits paid to participants        178,901     102,865     140,443      27,516      61,456      49,742      74,793     635,716
  Transfers out to other plans          92,046      43,120     206,130      89,086      46,344      61,621      19,033     557,380
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
    Total deductions                   270,947     145,985     346,573     116,602     107,800     111,363      93,826   1,193,096
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
      Net increase prior to
       interfund transfers             963,267   1,023,589   1,329,768     469,630   1,034,807     399,982      17,656   5,238,699
Participant notes withdrawn           (243,476)   (129,330)   (173,769)    (70,169)    (93,899)    (26,807)    737,450           -
Loan repayments                        206,413     111,222     154,092      49,134      82,573      36,380    (639,814)          -
Interfund transfers                     33,906      (6,944)   (220,307)   (101,567)    284,202      10,748         (38)          -
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
      Net increase                     960,110     998,537   1,089,784     347,028   1,307,683     420,303     115,254   5,238,699
Net assets available for benefits:
  Beginning of year                  4,376,707   2,521,265   3,129,933   1,231,485   1,110,341     713,826   1,236,163  14,319,720
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
  End of year                       $5,336,817  $3,519,802  $4,219,717  $1,578,513  $2,418,024  $1,134,129  $1,351,417 $19,558,419
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------
                                    ----------  ----------  ----------   ---------  ----------  ---------- ----------- -----------


10. RECONCILIATION TO FORM 5500:

    The following is a reconciliation of net assets available for benefits and notes receivable from participants per the financial statements to the Form 5500 as of December 31:

                                                      1995           1994
                                                   -----------    -----------
Notes receivable from participants per the
  financial statements                             $ 1,351,417    $ 1,236,163
Amounts allocated for new loans approved but
  not disbursed                                              -         67,856
                                                   -----------    -----------
Notes receivable from participants per
  Form 5500, Item 27(a)                            $ 1,351,417    $ 1,304,019
                                                   -----------    -----------
                                                   -----------    -----------
Net assets available for benefits per the
  financial statements                             $19,558,419    $14,319,720
Amounts allocated to withdrawing participants          (14,365)       (52,499)
                                                   -----------    -----------
Net assets available for benefits per the
  Form 5500                                        $19,544,054    $14,267,221
                                                   -----------    -----------
                                                   -----------    -----------

Similarly, the 1995 participants' withdrawals amount reflected in the statement of changes in net assets available for benefits is reconciled to Form 5500 as follows:

Benefits paid to participants per the
  financial statements                                               $635,716
Transfers out to other plans per the
  financial statements                                                557,380
                                                                  -----------
    Total deductions per the financial statements                   1,193,096
Add:  Amounts allocated to withdrawing participants at
  December 31, 1995                                                    14,365
Less:  Amounts allocated to withdrawing participants at
  December 31, 1994                                                   (52,499)
Expenses related to disbursements                                        (889)
                                                                  -----------
  Benefits paid to participants per the Form 5500                  $1,154,073
                                                                  -----------
                                                                  -----------

                 PEGASUS GOLD EMPLOYEE SAVINGS PLAN
     Line 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                      as of December 31, 1995

                       ------------------



  (b) Identity of
  Issuer, Borrower,
  Lessor, or Similar     (c) Description of Investment Including Maturity Date,                  (e) Current
(a)        Party           Rate of Interest, Collateral, Par or Maturity Value      (d) Cost         Value
- ---- ------------------  ------------------------------------------------------     --------     ------------
     Centurion Bank      Certificate of deposit (maturing 09/30/96; 6.00%
                            per annum)                                              $   61,269    $    63,325
                                                                                    -----------   -----------

     U.S. Government     TIGR Series 19 (maturing 05/15/96; 7.83% per annum)             8,297          9,004
                         TIGR Series 23  (maturing 05/15/96; 7.83% per annum)           20,745         22,509
                         COGR Series 1 (maturing 05/15/98; 8.16% per annum)             26,826         30,751
                         COGR Series 1 (maturing 11/15/96; 6.16% per annum)            147,528        162,422
                         Coupon Treasury Shares (various maturities and
                            interest rates)                                            349,746        384,623
                         Treasury Strips (maturing 5/15/97; various
                            interest rates)                                            555,827        596,426
                                                                                   -----------    -----------
                                                                                     1,108,969      1,205,735
                                                                                   -----------    -----------

*    Merrill Lynch       Merrill Lynch Retirement Preservation Trust
                           (3,952,453 units)                                         3,952,455      3,952,455
     America Fund
       Group             Income Fund of America (213,679 units)                      3,249,211      3,391,085
     Oppenheimer Funds   Oppenheimer Total Return Fund, Inc. (417,556
                            Class A shares)                                          3,346,298      3,904,149
     Franklin Templeton
       Group             Templeton Developing Markets Trust (29,025 shares)            387,658        377,612
     Franklin Templeton
       Group             Templeton Foreign Fund (123,989 shares)                     1,101,340      1,138,199
     Delaware Group      Delaware Group Trend Fund (148,472 shares)                  1,891,127      2,344,359
                                                                                   -----------    -----------
                                                                                    13,928,089     15,107,859
                                                                                   -----------    -----------
*    Pegasus Gold Inc.   Common stock (80,632 shares; no par value)                    906,066      1,118,752
                                                                                   -----------    -----------
*    Pegasus Gold
     Employee Savings
       Plan              Participant notes (repayable over a term up to
                         five years at an interest rate of prime rate
                         plus 2% per annum)                                          1,351,417      1,351,417
                                                                                   -----------    -----------
                                                                                   $17,355,810    $18,847,088
                                                                                   -----------    -----------
                                                                                   -----------    -----------



* Represents party in interest to Plan

                 PEGASUS GOLD EMPLOYEE SAVINGS PLAN
           Line 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                for the year ended December 31, 1995

                          ------------------


                                                                                                     (h) Current
                       (b) Description of Asset                                     (f) Expenses              Value of    (i) Net
                        (Include interest rate                                        Incurred                Asset on      Gain
(a) Identity of           and maturity in       (c) Purchase  (d) Selling (e) Lease     with      (g)Cost    Transaction     or
 Party Involved           case of a loan)           Price        Price     Rental   Transaction  of Asset      Date        (Loss)
- ---------------------- ------------------------ ------------  ----------- --------- ------------ --------  -------------  -------
Combined transactions:
  Merrill Lynch        Merrill Lynch Retirement
                         Preservation Trust      $836,596         -           -             -          -            -           -
Merrill Lynch          Merrill Lynch Retirement
                         Preservation Trust          -         532,700                             532,700    532,700           -
Phoenix Investments    Phoenix Balanced Fund    3,585,886         -           -             -           -           -           -
Phoenix Investments    Phoenix Balanced Fund         -       3,093,767        -             -     2,769,610 3,093,767     324,157
Oppenheimer Funds      Oppenheimer Total Return
                         Fund                     800,651         -           -             -           -           -           -
Oppenheimer Funds      Oppenheimer Total Return
                         Fund                        -         509,906        -             -       447,809   509,906      62,097
Delaware Group         Delaware Group Trend Fund 1,014,482          -         -             -           -           -           -
Delaware Group         Delaware Group Trend Fund     -         153,989        -             -       147,953   153,989       6,036
Pegasus Gold
 Employee
 Savings Plan          Participant loans:
                        (repayable over a term
                        up to five years after
                        annual interest rate of
                        prime plus 2% per annum)
                        New loans                  737,450         -          -             -          -            -           -
                        Loan Repayments              -         639,814        -             -          -            -           -


[LETTERHEAD]

                 CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Pegasus Gold Inc. Form S-8 (Amended and Restated Employee Savings Plan of Pegasus Gold Corporation) of our report dated April 19, 1996, on our audit of the financial statements of the Pegasus Gold Employee Savings Plan as of December 31, 1995 and 1994, and for the year ended December 31, 1995, which report is included in this Annual Report on Form 11-K.



                                   /s/ Coopers & Lybrand LLP

                                   COOPERS & LYBRAND L.L.P.

Oakland, California
June 19, 1996